SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 15, 2002

(Date of earliest event reported)

ONYX ACCEPTANCE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	333-71238	33-0577635
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

27501 Towne Centre Drive, Suite 100 Foothill Ranch, California (Address of Principal executive offices)	92610 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 465-3900

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
Signatures
EXHIBIT INDEX
EX-10.111
EX-10.112

Item 5. Other Events.

     Reference is hereby made to the Registrant’s Registration Statement on Form S-3 (File No. 333-71238) filed with the Securities and Exchange Commission (the “Commission”) on October 9, 2001, as amended through Amendment No. 4 thereto filed with the Commission on February 8, 2002 (as amended, the “Registration Statement”), pursuant to which the Registrant registered $50,000,000 of Renewable Unsecured Subordinated Notes (the “Subordinated Notes”), for sale in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”). Reference is also hereby made to the Prospectus dated February 11, 2002 and the related Prospectus Supplement dated February 15, 2002, as filed with the Commission pursuant to Rule 424(b)(4), with respect to the Registrant’s Subordinated Notes.

     Sumner Harrington Ltd. began marketing the Subordinated Notes on February 15, 2002 pursuant to the terms of the Distribution and Management Agreement dated as of February 15, 2002 (the “Distribution and Management Agreement”) between the Registrant and Sumner Harrington Ltd. A copy of the Distribution and Management Agreement is filed herewith as Exhibit 10.111.

     The Notes will be issued pursuant to an Indenture dated as of February 11, 2002 (the “Indenture”) between the Registrant and U.S. Bank National Association, as Indenture Trustee. A copy of the Indenture is filed herewith as Exhibit 10.112.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit No.	Description

10.111	Distribution and Management Agreement dated as of February 15, 2002 between the Registrant and Sumner Harrington Ltd.

10.112	Indenture dated as of February 11, 2002 between the Registrant and U.S. Bank National Association, as Indenture Trustee

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX ACCEPTANCE CORPORATION

February 28, 2002
By: /s/ Michael A. Krahelski

Name: Michael A. Krahelski
Title: Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.111	Distribution and Management Agreement dated as of February 15, 2002 between the Registrant and Sumner Harrington Ltd.

10.112	Indenture dated as of February 11, 2002 between the Registrant and U.S. Bank National Association, as Indenture Trustee